$100,000,000

ALLIANZGI CONVERTIBLE & INCOME FUND

4,000,000 Shares of 5.625% Series A Cumulative Preferred Shares

UNDERWRITING AGREEMENT

Dated: September 13, 2018

i

EXHIBITS

Exhibit A	–	Underwriters

Exhibit B	–	Price Related Information

Exhibit C	–	Form of Opinion of Fund Counsel

Exhibit D	–	Form of Opinion of Investment Manager Counsel

ii

$100,000,000

ALLIANZGI CONVERTIBLE & INCOME FUND

4,000,000 Shares of 5.625% Series A Cumulative Preferred Shares

UNDERWRITING AGREEMENT

September 13, 2018

Wells Fargo Securities, LLC

UBS Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

AllianzGI Convertible & Income Fund, a Massachusetts business trust (the “Fund”), and Allianz Global Investors U.S. LLC, a Delaware limited liability company, the Fund’s investment manager (the “Investment Manager”), each confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, UBS Securities LLC and Morgan Stanley & Co. LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund of a total of 4,000,000 (the “Securities”) 5.625% Series A Cumulative Preferred Shares of beneficial interest, liquidation preference $25.00 per share, par value $0.00001 per share (the “Series A Preferred Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Securities set forth in said Exhibit A hereto.

The Securities will be authorized by, and subject to the terms and conditions of, the Fifth Amended and Restated Bylaws of the Fund adopted in connection with the issuance of the Securities and as amended through the date hereof, including the Statement Establishing and Fixing the Rights and Preferences of Cumulative Preferred Shares forming a part thereof (the “Amended Bylaws”), and the Amended and Restated Agreement and Declaration of Trust of the Fund dated March 12, 2003, as amended on June 23, 2010, and as it may be further amended (collectively with the Amended Bylaws, the “Declaration of Trust”) in the forms filed or incorporated by reference as exhibits to the Registration Statement (as defined in this Agreement).

Certain terms used in this Agreement are defined in Section 15 hereof.

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has entered into (i) an Investment Management Agreement with the Investment Manager dated as of October 1, 2016, (ii) a Custody Agreement with State Street Bank & Trust Co. dated as of January 23, 2017, (iii) a Transfer Agency Services Agreement with American Stock Transfer & Trust Company, LLC dated as of September 17, 2012, (iv) a Support Services Agreement with Allianz Global Investors Distributors LLC dated as of April 4, 2012, and (v) a Liquidity Agreement with State Street Bank and Trust Company dated as of July 31, 2018 and such agreements are referred to herein as the “Investment Management Agreement,” the “Custodian Agreement,” the “Transfer Agency Agreement,” the “Support Services Agreement” and the “Liquidity Agreement,” respectively. Collectively, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Support Services Agreement and the Liquidity Agreement are referred to herein as the “Fund Agreements.”

The Fund has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-225293 and 811-21284), covering the registration of the Securities, and allowing for delayed offerings pursuant to Rule 415 of the 1933 Act Regulations (as defined below), under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the 1940 Act (the “1940 Act Regulations” and, together with the 1933 Act Regulations, the “Rules and Regulations”). Such registration statement, including the exhibits thereto and schedules thereto and the amendments thereto, is referred to herein as the “Registration Statement.” The Registration Statement is effective. The Fund has filed notification on Form N-8A of registration (the “1940 Act Notification”) of the Fund as an investment company under the 1940 Act and the 1940 Act Regulations.

The Fund has prepared and previously delivered to you a preliminary prospectus supplement dated September 13, 2018 relating to the Securities and a related prospectus (including any statement of additional information incorporated by reference) dated August 17, 2018 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated by reference therein, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Fund will prepare and file with the Commission a prospectus supplement dated September 13, 2018 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 497, and the Fund has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Investment Manager. The Fund and the Investment Manager, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Date referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Fund meets the requirements for use of Form N-2 under the 1933 Act and the 1940 Act, which form allows for delayed offerings pursuant to Rule 415 of the 1933 Act Regulations and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the 1933 Act or will become effective under the 1933 Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or the 1940 Act, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Manager, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects. The Initial Registration Statement was initially filed with the Commission on May 30, 2018.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 497 or issued, at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time from and after the Applicable Time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, the Preliminary Prospectus and the information included on Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not and will not include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 497 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act, the 1940 act and the Rules and Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Fund or the Investment Manager by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(3) Incorporated Documents. The documents incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were filed with the Commission, complied and will comply in all material respects with the requirements of the 1940 Act, the 1940 Act Regulations, the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Independent Accountants. PricewaterhouseCoopers LLP, which certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus has confirmed to the Fund’s Board of Trustees that it is an independent public accountant with respect to the Fund as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act, the 1940 Act Regulations and the PCAOB.

(5) Financial Statements. The financial highlights, statement of assets and liabilities and related statement of operations included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Fund at the date indicated; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable; and the other financial and statistical information and data included in the Registration Statement, the General Disclosure Package and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Fund, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Fund has not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Fund, and the Fund has not sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except for regular cash dividends on the Common Shares and Auction Preferred Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(7) Good Standing of the Fund. The Fund has been duly organized and is validly existing in good standing as an unincorporated voluntary association with transferrable shares of beneficial interest under and by virtue of the laws of the Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) and has power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Fund Agreements; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(8) No Subsidiaries. The Fund has no subsidiaries.

(9) Investment Company Status. The Fund is duly registered as a closed-end, diversified management investment company under the 1940 Act and the 1940 Act Regulations. The 1940 Act Notification has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement. The provisions of the Declaration of Trust comply with the requirements of the 1940 Act and the 1940 Act Regulations.

(10) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Regulations. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. No trustee or officer of the Fund is prohibited from serving in such capacity by Section 9 of the 1940 Act or on order thereunder.

(11) Capitalization. The Fund’s authorized capital stock consists of an unlimited number of Common Shares and an unlimited number of preferred shares of beneficial interest; 89,185,329 Common Shares are issued and outstanding (except for subsequent issuances, if any, pursuant to any dividend reinvestment plan described in the General Disclosure Package and the Prospectus) and 8,931 Auction Preferred Shares issued and outstanding. The authorized, issued and outstanding capital stock of the Fund as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to any dividend reinvestment plan described in the Pre-Pricing Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Fund have been duly authorized and validly issued and are fully paid and, except as described in the Prospectus, non-assessable and were issued in compliance with all applicable state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Fund was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Fund or any other person.

(12) Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization and execution by the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(13) Approval of Investment Management Agreement. The Fund’s Board of Trustees and the Fund’s shareholders have approved the Investment Management Agreement in accordance with Section 15 of the 1940 Act.

(14) Agreements’ Compliance with Law. This Agreement, each of the Fund Agreements and the Declaration of Trust comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations.

(15) The Securities. The Securities have been duly authorized and, at the Closing Date, and, when delivered against payment of the purchase price therefor as provided in this Agreement, will be validly issued, fully paid and, except as described in the Prospectus, non-assessable.

(16) Description of the Securities. The Securities conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and are and will be in substantially the respective forms filed as exhibits to the Registration Statement.

(17) Absence of Defaults and Conflicts. The Fund is not in violation of its Declaration of Trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Fund Agreement, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Fund pursuant to, any Fund Agreements, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Declaration of Trust of the Fund or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, except in the case of (ii) for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(18) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Investment Manager, threatened, against or affecting the Fund which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein) or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Fund Agreements or the performance by the Fund of its obligations under the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and/or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(19) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Description of Capital Structure,” “Anti-Takeover Provisions in the Declaration of Trust” and “Tax Matters” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Fund’s Declaration of Trust, the Securities or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Fund Agreements are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(20) Possession of Intellectual Property. The Fund owns and possesses or has valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus as being owned and possessed or used by the Fund or that is necessary for and material to the conduct of its businesses as currently conducted, or as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the

Prospectus; and the Fund has not received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Fund and which infringements or conflicts could reasonably be expected to result in a Material Adverse Effect; there are no third parties who have or, to the knowledge of the Fund or the Investment Manager, will be able to establish rights to any Intellectual Property of the Fund, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Fund and for such rights as could not reasonably be expected to result in a Material Adverse Effect; there is no pending or, to the knowledge of the Fund, threatened action, suit, proceeding or claim by others challenging the Fund’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Fund infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Fund is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, except for such claims that could not reasonably be expected to result in a Material Adverse Effect; the Fund has complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Fund, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement, except for such instances of non-compliance and events and conditions that could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Fund, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Fund or that challenges the validity, enforceability or scope of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(21) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Fund or creditor of the Fund, (C) no authorization, approval, waiver or consent under any Fund Agreement, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Fund of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained, including under the 1933 Act, the 1933 Act Regulations, the 1940 Act or the 1940 Act Regulations, except for the filing of the Prospectus pursuant to Rule 497, and except that no representation is made as to such as may be required under state or foreign securities laws.

(22) Possession of Licenses and Permits. The Fund possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess could not reasonably be expected to have a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the failure to be valid or in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(23) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, the Sales Material (as defined below).

(24) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the 1933 Act.

(25) NYSE. The Common Shares are duly listed and admitted and authorized for trading on the NYSE. The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07(b) of the NYSE Listed Company Manual. The Securities are duly listed and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(26) FINRA Matters. The offering of the Securities is exempt from filing with and review by FINRA pursuant to one or more of FINRA Rule 5110(b)(7)(A) or (B).

(27) Tax Returns. The Fund has filed all foreign, federal, state and local tax returns that are required to have been filed on or before the date hereof, or has obtained extensions of the due date thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty relating to taxes, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. All taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid or will be timely paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund, except to the extent that failure to withhold, collect or pay such taxes, as applicable, would not, individually or in the aggregate, result in a Material Adverse Effect.

(28) Subchapter M. The Fund has complied at all times since its inception with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify as a regulated investment company under the Code and intends to direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the with the requirements of Subchapter M of the Code.

(29) Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including its fidelity bond required by Rule 17g-1 of the 1940 Act Regulations and the Fund’s trustees and officers/errors and omissions insurance policy, are in full force and effect; the Fund is in compliance with the terms of such fidelity bond and insurance policies in all material respects; and there are no claims by the Fund under any such fidelity bond or insurance policies as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect.

(30) Accounting and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the 1940 Act Regulations. The Fund is not aware of any material weakness in its internal control over financial reporting. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(31) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

(32) Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations) by the Fund, including, without limitation, policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund and policies and procedures that provide for the valuation of the Fund’s assets in accordance with Section 2(a)(41) of the 1940 Act and applicable interpretations and guidance of the SEC and its Staff thereunder. The Fund has appointed a Chief Compliance Officer in compliance with Rule 38a-1.

(33) Investment Parameters. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, the General Disclosure Package and the Prospectus, other than as described therein. The Fund has complied, and will direct the investment of the proceeds of the offering of the Securities in such a manner as to continue to comply, with (i) the Fund’s sub-classification under Section 5(b) of the 1940 Act and (ii) each investment policy and restriction of the Fund that is changeable only if authorized by shareholder vote.

(34) Asset Coverage. The Fund has complied, and will direct the investment of the proceeds of the proceeds of the offering of the Securities in such a manner as to continue to comply, with the asset coverage requirements of the 1940 Act.

(35) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Fund has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Fund or its legal counsel or accountants, and of any transcripts made by the Fund, its legal counsel or accountants of any formal oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, or any document incorporated therein or any amendments or supplements to any of the foregoing and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(36) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Statement or the Prospectus and which payment has not been so disclosed.

(37) Absence of Manipulation. The Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of federal securities laws. For the avoidance of doubt, (i) the representations in this paragraph do not apply to securities repurchases permitted under applicable law, and (ii) no action by an Underwriter shall be deemed to be an action taken, directly or indirectly, by the Fund for purposes of this paragraph.

(38) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(39) Tax Treatment of Securities. For federal income tax purposes, the Securities will constitute equity of the Fund.

(40) Advertisements. All advertising, sales literature or other promotional material (including, but not limited to, advertisements pursuant to Rule 482 of the 1933 Act Regulations, “prospectus wrappers”, “broker kits”, “broker-only” or “financial adviser only” guides or materials, web-based promotional material (whether for potential investors or financial professionals only), “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Investment Manager for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were so filed and were reviewed by FINRA. No Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(41) Foreign Corrupt Practices Act. Except as disclosed in In re Allianz SE Exchange Act Release 68448 (Dec. 17, 2012), neither the Fund nor, to the knowledge of the Fund or the Investment Manager, any trustee, officer, agent, employee or affiliate of the Fund has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Fund has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(42) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund or the Investment Manager, threatened.

(43) OFAC. Neither the Fund nor, to the knowledge of the Fund or the Investment Manager, any agent of the Fund, nor, to the knowledge of the Fund, based on reasonable inquiry, any trustee, officer, employee or affiliate of the Fund (each, a “Fund Person”) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office the Office of Foreign Assets Control of the U.S. Department of the Treasury

(“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Fund located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Fund will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Fund Person (including any Fund Person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Fund has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(44) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Fund has no lending or similar relationship with any Underwriter or, to the knowledge of the Fund or the Investment Manager, any bank or other lending institution affiliated with any Underwriter; and (ii) the Fund will not use any of the proceeds from the sale of the Securities by the Fund hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or, to the knowledge of the Fund or the Investment Manager, any of an Underwriter’s “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds (except to the extent contemplated herein) to any Underwriter or any of such “affiliates” or “associated persons.”

(45) Brokers. There is not a broker, finder or other party that is entitled to receive from the Fund any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities pursuant to this Agreement.

(b) Representations and Warranties by the Investment Manager. The Investment Manager represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Date, and agrees with each Underwriter, as follows:

(1) Adviser Status. The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Regulations or the 1940 Act Regulations from acting under the Investment Management Agreement as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(2) Capitalization. The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and under this Agreement and the Investment Management Agreement.

(3) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Investment Manger, whether or not arising in the ordinary course of business (in any such case, an “Investment Manager Material Adverse Effect”) and (B) there have been no transactions entered into by the Investment Manager which are material with respect to the Investment Manager other than those in the ordinary course of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(4) Good Standing. The Investment Manager has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Investment Manager is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to qualify or be in good standing could not reasonably be expected to have a material adverse effect on the Investment Manager’s ability to provide services to the Fund as contemplated by the Investment Management Agreement.

(5) Power and Authority. The Investment Manager has full power and authority to enter into this Agreement and the Investment Management Agreement; the execution and delivery of, and the performance by the Investment Manager of its obligations under this Agreement and the Investment Management Agreement have been duly and validly authorized by the Investment Manager; and this Agreement and the Investment Management Agreement have been duly executed and delivered by the Investment Manager and, assuming due authorization and execution by the other parties hereto, constitute the valid and legally binding agreements of the Investment Manager, enforceable against the Investment Manager in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Manager’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(6) Description of the Investment Manager. The description of the Investment Manager and its business and the statements attributable to the Investment Manager in the Pre-Pricing Prospectus and Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7) Non-Contravention. Neither the execution, delivery or performance of this Agreement and the Investment Management Agreement nor the consummation by the Fund or the Investment Manager of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the organizational documents of the Investment Manager, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Investment Manager is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Investment Manager or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Manager pursuant to the terms of any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager may be bound or to which any of the property or assets of the Investment Manager is subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in an Investment Manager Material Adverse Effect.

(8) Agreements’ Compliance with Laws. This Agreement and the Investment Management Agreement comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations.

(9) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened, against or affecting the Investment Manager which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Investment Manager Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Investment Manager of its obligations under this Agreement and the Investment

Management Agreement; the aggregate of all pending legal or governmental proceedings to which the Investment Manager is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and/or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Investment Manager Material Adverse Effect.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Investment Manager of its obligations under this Agreement or the Investment Management Agreement, except such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(11) Possession of Licenses and Permits. The Investment Manager possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess could not reasonably be expected to have an Investment Manager Material Adverse Effect; the Investment Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Investment Manager Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the failure to be valid or in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Investment Manager nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(12) Investment Manager Compliance with Policies and Procedures. The Investment Manager has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the Advisers Act Rules by the Investment Manager and its supervised persons.

(13) Absence of Manipulation. The Investment Manager has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of federal securities laws, and the Investment Manager is not aware of any such action taken or to be taken by any affiliates of the Investment Manager. For the avoidance of doubt, (i) the representations in this paragraph do not apply to securities repurchases permitted under applicable law, and (ii) no action by an Underwriter shall be deemed to be an action taken, directly or indirectly, by the Investment Manager for purposes of this paragraph.

(14) Promotional Materials. In the event that the Fund or the Investment Manager makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Investment Manager will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(15) Internal Controls. The Investment Manager maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(16) Foreign Corrupt Practices Act. Except as disclosed in In re Allianz SE Exchange Act Release 68448 (Dec. 17, 2012), neither the Investment Manager nor, to the knowledge of the Investment Manager, any director, manager, partner or officer, agent, employee or affiliate of the Investment Manager has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Investment Manager has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(17) Money Laundering Laws. The operations of the Investment Manager are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Investment Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Manager, threatened.

(18) OFAC. Neither the Investment Manager nor, to the knowledge of the Investment Manager, any director, manager, partner, officer, agent, employee or affiliate of the Investment Manager (each, an “Adviser Person”) is currently the subject or the target of any Sanctions, nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Investment Manager located, organized or resident in a Sanctioned Country; and the Investment Manager will not cause the Fund to directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Adviser Person (including any Adviser Person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Investment Manager has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(c) Certificates. Any certificate signed by any officer of the Fund or the Investment Manager (whether signed on behalf of such officer, the Fund or the Investment Manager) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Investment Manager to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at a purchase price of $24.2125 per share, the amount of the Securities set forth opposite such Underwriter’s name in Exhibit A hereto. The Fund is advised that the Underwriters intend to (i) make a public offering of their respective portions of the Securities as soon after the Applicable Time as is advisable and (ii) initially to offer the Securities upon the terms set forth in the Pre-Pricing Prospectus and the Prospectus.

(b) Payment. Payment of the purchase price for the Securities, and delivery of the related closing certificates therefor, shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or at such other place as shall be agreed upon by the Representatives and the Fund, at 9:00 A.M. (Eastern time) on September 20, 2018 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called the “Closing Date”).

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by Federal Funds wire transfer payable in same-day funds to an account specified by the Fund. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of Securities. The Fund shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Fund shall deliver the Global Securities to DTC. Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Fund and the Investment Manager. The Fund and the Investment Manager, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430B and, for a period of three years, will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening, to the Fund’s knowledge, of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the

Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale, and to prevent the issuance of any order of suspension or revocation of the Fund’s registration pursuant to Section 8(e) of the 1940 Act, and if any such order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Except with respect to any post-effective amendment to the Registration Statement that is filed with the Commission after the later of (i) one year from the date of this Agreement or (ii) the date on which the distribution of the Securities is completed, the Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, or any amendment, supplement or revision to any preliminary prospectus or the Prospectus whether pursuant to the 1933 Act or otherwise, and the Fund will furnish or make available to the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Fund has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required to be delivered by applicable law) and will furnish or make available to the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered by applicable law, such number of copies of the Pre-Pricing Prospectus, the Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the applicable law to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Fund that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Fund that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Fund will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Fund as aforesaid, the Fund will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or port-effective amendment to the Registration Statement, the Fund will use its best efforts to have such amendment declared or become effective as soon as practicable and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(j) Absence of Manipulation. The Fund and the Investment Manager have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of any law, regulation or rule applicable to the Fund or its affiliates, and the Fund and the Investment Manager are not aware of any such action taken or to be taken by any affiliates of the Fund or the Investment Manager. For the avoidance of doubt, (i) the restrictions in this paragraph do not apply to securities repurchases permitted under applicable law and (ii) no action by an Underwriter shall be deemed to be an action taken, directly or indirectly, by the Fund or the Investment Manager for purposes of this paragraph.

(k) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Wells Fargo, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any securities of or guaranteed by the Fund that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any securities of or guaranteed by the Fund that are similar to the Securities.

(l) Reporting Requirements. The Fund, during the period when the Prospectus is required by applicable law to be delivered, will file all documents required to be filed with the Commission pursuant to the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Preparation of Prospectus. Immediately following the execution of this Agreement, the Fund will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act, the 1940 Act or the Rules and Regulations or as the Representatives and the Fund may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 497, the Prospectus.

(n) New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Fund will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Fund will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall reasonably object. In any such case, the Fund will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

(o) Asset Coverage Requirements. On or before the seventh business day after the Closing Time the Fund will furnish to the Representatives a report showing compliance with the asset coverage requirements of the 1940 Act and Asset Coverage (as such term is defined in the Statement of Preferences governing the Securities) and Rating Agency Asset Coverage (as such term is defined in the Statement of Preferences governing the Securities) as of the Closing Time in form and substance satisfactory to the Representatives. Such report shall assume the receipt of the net proceeds from the sale of the Securities.

(p) DTC. The Fund will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Fund, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any “blue sky” memoranda and any supplements thereto, if any, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (xi) the costs and expenses of the Fund and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Fund incurred in connection with any such presentations or meetings, and (xii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Fund, the Fund’s accountants and counsel and the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o) or Section 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Fund shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with their performance under this Agreement or in connection with any transactions contemplated hereby.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund contained in this Agreement, or in certificates signed by any officer of the Fund or any subsidiary of the Fund (whether signed on behalf of such officer, the Fund or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Fund of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any Rule 462(b) Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Fund of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 497 and, prior to the Closing Date, the Fund shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Fund. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Ropes & Gray LLP, counsel for the Fund (“Fund Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(c) Opinion of Counsel for Investment Manager. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Peter Bonanno, Chief Legal Officer of the Investment Manager, and Richards, Layton & Finger, P.A., Delaware counsel for the Investment Manager (collectively, “Investment Manager Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit D hereto.

(d) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(e) Fund Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Fund whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Fund by the President or the Chief Executive Officer of the Fund and the Chief Financial Officer or Chief Accounting Officer of the Fund, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Fund in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement or suspending the registration of the Fund under the 1940 Act has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the Commission and the Commission has not notified the Fund of any objection to the use of the form of the Registration Statement, and to the effect set forth in Section 5(i) below.

(f) Investment Manager Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Investment Manager and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Investment Manager by the President or the Chief Executive Officer of the Investment Manager or the Chief Financial Officer or Chief Accounting Officer of the Investment Manager, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Investment Manager in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Investment Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Investment Manager, are contemplated by the Commission and the Commission has not notified the Investment Manager of any objection to the use of the form of the Registration Statement, and to the effect set forth in Section 5(i) below.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Fund contained in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to any of the foregoing.

(h) Bring-down Comfort Letter. At Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(i) No Downgrade. There shall not have occurred, on or after the date of this Agreement through the Closing Date, any downgrading in the rating of any debt securities of or guaranteed by the Fund or any Preferred Shares of the Fund by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Fund or any such debt securities or Preferred Shares under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Fund or any such debt securities or Preferred Shares has been placed on negative outlook.

(j) Maintenance of Rating. The Fund shall have delivered to the Representatives evidence satisfactory to the Representatives that the Securities are rated AAA by Fitch Ratings, Inc. as of the Closing Time, and since the date of this Agreement there shall not have been received by the Fund or the Investment Manager any notice of any intended or potential downgrading, of any review for a potential downgrading, in the rating assigned to the Securities by Fitch Ratings, Inc.

(k) Listing. Application has been made, and the Securities shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange so that trading on such exchange will begin within 30 days after the date of this Agreement.

(l) [Reserved.]

(m) [Reserved.]

(n) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Fund in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Fund at any time on or prior to Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Fund and the Investment Manager. The Fund and the Investment Manager agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, partners and members and agents of each Underwriter who have participated in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any Sales Material, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Investment Manager by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Sales Material, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Fund and the Investment Manager, and their respective trustees and directors, each Fund officer who signed the Registration Statement and each person, if any, who controls the Fund or the Investment manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in any Sales Material or in any preliminary prospectus, or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Fund or the Investment Manager by such Underwriter through the Representatives expressly for use therein. The Fund hereby acknowledges and agrees that the information furnished to the Fund or the Investment Manager by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any Sales Material or in any preliminary prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the sixth paragraph under such caption, (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs under such caption (but only insofar as such information concerns the Underwriters) and (iii) the information regarding market making by the Underwriters appearing in the eighth paragraph under such caption.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Fund and the Investment Manager, their respective trustees and directors, each of the officers of the Fund who signed the Registration Statement and each person, if any, who controls the Fund or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Fund and the Investment Manager. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund and the Investment Manager, their respective trustees and directors, each of the officers of the Fund who signed the Registration Statement and each person, if any, who controls the Fund or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Limitations on Indemnification Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the Investment Manager and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Fund and the Investment Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Manager on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund and the Investment Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, partner and member and agent who has participated in the distribution of Securities of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director or trustee of the Fund or the Investment Manager, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund or the Investment Manager. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Fund or any of its subsidiaries (whether signed on behalf of such officer, the Fund or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Fund or the Investment Manager, any officer, trustee director or employee of the Fund or the Investment Manager or any person controlling the Fund or the Investment Manager, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund and the Investment Manager, at any time on or prior to Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Fund, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or (B) if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE American has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Fund or any Preferred Shares of the Fund by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Fund or any such debt securities or Preferred Shares under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Fund or any such debt securities or Preferred Shares has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. (a) If one or more of the Underwriters shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone) or any other standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, fax no. (704) 410-0326 (with such fax to be confirmed by email to tmgcapitalmarkets@wellsfargo.com); and notices to the Fund shall be directed to it at 1633 Broadway, New York, New York 10019, Attention of Angela Borreggine, fax no. (212) 739-4635 (with such fax to be confirmed by telephone to (212) 739-3213) and Allianz Global Investors U.S. LLC, 1633 Broadway, New York, New York 10019, attention Thomas J. Fuccillo.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Fund, the Investment Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund and the Investment Manager and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund and the Investment Manager and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Applicable Time” means 4:30 p.m. (New York City time) on September 13, 2018 or such other time as agreed by the Fund and the Representatives.

“Auction Preferred Shares” means the Fund’s outstanding auction preferred shares of beneficial interest, par value $0.00001 and liquidation preference $25,000 per share.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means common shares of beneficial interest of the Fund, par value $0.00001.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Fund’s registration statement for the cumulative preferred shares of beneficial interest of the Fund on Form N-2 (File Nos. 333-225293 and 811-21284), as amended (if applicable), including the documents incorporated by reference therein and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time specified pursuant to Rule 430B.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Shares” means the Fund’s outstanding preferred shares of beneficial interest, consisting solely of the Auction Preferred Shares as of the date hereof.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated therein. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund or any subsidiary of the Fund, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Fund or any subsidiary of the Fund is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 430A,” “Rule 430B,” “Rule 462(b),” “Rule 482” and “Rule 497” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Fund pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Series A Preferred Shares” means the Fund’s 5.625% Series A Cumulative Preferred Shares, par value $0.00001 per share and liquidation preference $25.00 per share.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Fund Agreements or any rights of the Fund or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Fund or other similar events.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Regulations” means the rules and regulations of the Commission under the 1940 Act.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Absence of Fiduciary Relationship. Each of the Fund and the Investment Manager acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Fund or the Investment Manager, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Fund or the Investment Manager on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Fund following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund and the Investment Manager and that none of the Underwriters has any obligation to disclose such interests and transactions to the Fund and the Investment Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Fund or the Investment Manager or any stockholders, employees or creditors of Fund or the Investment Manager.

SECTION 17. Research Analyst Independence. The Fund acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Fund and/or the offering that differ from the views of their respective investment banking divisions. The Fund hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Fund may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Fund by such Underwriters’ investment banking divisions. The Fund acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 18. Limitation of Liability of Trustees and Beneficiaries. A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Fund in accordance with its terms.

Very truly yours,

ALLIANZGI CONVERTIBLE & INCOME FUND

By	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo
Title: President and Chief Executive Officer

Very truly yours,

ALLIANZ GLOBAL INVESTORS U.S. LLC

By	/s/ Barbara R. Claussen
Name:	Barbara R. Claussen
Title:	Chief Operating Officer and Managing Director

CONFIRMED AND ACCEPTED, as of the date
first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

UBS SECURITIES LLC

By	/s/ Mehdi Manii
Authorized Signatory

By:	/s/ Authorized Signatory
Authorized Signatory

MORGAN STANLEY & CO. LLC

By	/s/ Yurij Slyz
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of 5.625% Series A Preferred Shares
Wells Fargo Securities, LLC	1,333,334
UBS Securities LLC	1,333,333
Morgan Stanley & Co. LLC	1,333,333

Total	4,000,000

A-1

EXHIBIT B

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share.

B-1

EXHIBIT C

FORM OF OPINION OF FUND COUNSEL

C-1

EXHIBIT D

FORM OF INVESTMENT MANAGER COUNSEL OPINION

D-1

FORM OF INVESTMENT MANAGER COUNSEL – DELAWARE OPINION

D-2